Exhibit 99.1

Press

Release

Contact:	Mark E. Patten, Sr. Vice President & Chief Financial Officer
mpatten@ctlc.com
Phone:	(386) 944-5643
Facsimile:	(386) 274-1223

FOR IMMEDIATE RELEASE	CONSOLIDATED-TOMOKA RECEIVES A SHAREHOLDER PROPOSAL AND DIRECTOR NOMINATIONS FROM WINTERGREEN ADVISERS

DAYTONA BEACH, Fla. – November 27, 2017 – Consolidated-Tomoka Land Co. (NYSE American: CTO) (the “Company” or “CTO”) announced that it had received from Wintergreen Advisers, LLC (“Wintergreen”)  a shareholder proposal dated November 13, 2017, and a notice of intent to nominate three candidates for election to CTO’s board of directors (the “Board”) dated November 24, 2017 (collectively the “Wintergreen Materials”). Wintergreen has requested that the shareholder proposal and the director nominations be submitted for consideration by CTO’s shareholders at the Company’s 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting).  The shareholder proposal requests that the Board hire an independent adviser to maximize shareholder value by evaluating all options for the Company, including a sale or liquidation of CTO.  The three director nominees identified by Wintergreen are David J. Winters, Elizabeth N. Cohernour, and Evan H. Ho.  The Company will provide the full text of Wintergreen’s letters to the Company in a public filing with the Securities and Exchange Commission on Form 8-K. The Company provided the following statement:

“The Board will carefully consider and respond publicly to Wintergreen’s proposal and director nominations.  Shareholders who review the Wintergreen Materials should be aware,  however, that the Company disputes  several statements made by Wintergreen, in its supporting statement included with the notice of intent to nominate the three director candidates,  as being factually incorrect.”

About Consolidated-Tomoka Land Co.

Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns a portfolio of income investments in diversified markets in the United States including over 2.1 million square feet of income properties, as well as approximately 8,100 acres of land in the Daytona Beach area. Visit our website at www.ctlc.com.

We encourage you to review our most recent investor presentations for the quarter ended September 30, 2017 and the presentation for the NAREIT conference, both are available on our website at www.ctlc.com.

SAFE HARBOR

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements. Words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof are intended to identify certain of such forward-looking statements, which speak only as of the dates on which they were made, although not all forward-looking statements contain such words. Although forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include the completion of 1031 exchange transactions, the availability of investment properties that meet the Company’s investment goals and criteria, the modification of terms of certain land sales agreements, uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales, as well as the uncertainties and risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2018  Annual Meeting to be held in 2018 at a time and place that will be announced in the future.